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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

1. Heritage Operating L.P., a Delaware limited partnership, which does business under the following names:

         o        Adams LP Gas of Lake City

         o        Balgas

         o        Blue Flame Gas of Charleston

         o        Blue Flame Gas of Mt. Pleasant

         o        Blue Flame Gas of Vermont

         o        C & D Propane

         o        Carolane Propane Gas

         o        Claredon Gas

         o        Covington Propane

         o        Cumberland LP Gas

         o        Duncan Propane

         o        Eaves Oil

         o        Fallsburg Gas

         o        Foster Gas

         o        Gas Service Co.

         o        Gibson Propane

         o        Greer Gas Co.

         o        Grenier Gas Company

         o        Harris Propane Gas

         o        Heritage Propane

         o        Holton's L.P. Gas

         o        Horizon Gas

         o        Horizon Gas of Palm Bay

         o        Hydratane of Athens

         o        Ikard & Newsom

         o        J & J Propane Gas

         o        Jerry's Propane Service

         o        John E. Foster & Son

         o        Johnson Gas

         o        Keen Propane

         o        Kingston Propane

         o        Lewis Gas Company

         o        Liberty Propane Gas

         o        Lake County Gas

         o        Lyons Propane

         o        Modern Propane

         o        Myers Propane Service

         o        New Mexico Propane

         o        Northern Energy

         o        Northwestern Propane

         o        Paradee Gas

         o        Pioneer Gas

         o        Propane Gas Ind.

         o        Rasnick Gas

         o        Rural Bottled Gas and Appliance

         o        Sandwich Gas

         o        Sawyer Gas

         o        ServiGas

         o        Spring Lake Super Flame

         o        TriGas Company

         o        Tri-Gas of Benzie

         o        Truett's Propane Service

         o        Wakulla L.P.G.

         o        Wurtsboro Propane Gas

         o        Waynesville Gas Service

         o        Young's Propane


2. Heritage-Bi State, L.L.C., a Delaware limited liability company, holding a partnership interest in the following:

         o Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane)

3. Heritage Service Corp., a Delaware corporation, holding a direct or indirect interest in the following:

         o        M-P Oils Ltd.

         o        M-P Energy Partnership

4.       Guilford Gas Service, Inc.

5.       Heritage Energy Resources, L.L.C.

6.       AGL Propane, L.L.C.

7.       Peoples Gas Company, L.L.C.

8.       United Cities Propane Gas, L.L.C.

9.       Retail Propane Company, L.L.C.